Exhibit 99.2

Proem Acquisition Corp I Announces Closing of $130 Million Initial Public Offering

Dallas, Texas, United States, Feb. 13, 2026 (GLOBE NEWSWIRE) -- Proem Acquisition Corp I (the “Company”) announced the closing of its initial public offering of 13,000,000 units at a price of $10.00 per unit on February 13, 2026. Total gross proceeds from the offering were $130,000,000 before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

The units began trading on the Nasdaq Global Market (“NASDAQ”) under the ticker symbol “PAACU” on February 12, 2026. Each unit consists of one ordinary share of the Company and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one ordinary share of the Company at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the ordinary shares and the warrants are expected to be traded on NASDAQ under the symbols “PAAC” and “PAACW,” respectively.

The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. The Company may pursue an initial business combination in any business or industry.

Clear Street LLC acted as lead book-running manager. The Company has granted the underwriters a 45-day option to purchase up to 1,950,000 additional units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2026. The public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from Clear Street LLC, Attn: Syndicate Department, 150 Greenwich Street, 45th floor, New York, NY 10007, by email at ecm@clearstreet.io.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Proem Acquisition Corp I

Proem Acquisition Corp I is a blank check company newly incorporated as a Cayman Islands exempted company and formed for the purpose of entering into a merger, amalgamation, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with the Company. The Company’s management team is led by Imran Khan, the Chief Executive Officer and Chairman of the Board, and Greg Pearson, the Chief Financial Officer. In addition, the Board includes John Wu, David Eckstein, Amarnath Thombre, and Andrey Kazakov.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) including the gross proceeds of the IPO, the anticipated use of the net proceeds from the IPO and the search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or that the net proceeds of the offering will be used as indicated or that the Company will ultimately complete a business combination transaction in the sectors it is targeting or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Proem Acquisition Corp I, including those set forth in the Risk Factors section of Proem Acquisition Corp I’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Proem Acquisition Corp I undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Greg Pearson
Chief Financial Officer
(214) 706-9344